Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Susan Shea, Treasurer and Chief Operating Officer of CFSB Bancorp, Inc. (the “Company”), certifies in her capacity as an executive officer of the Company that she has reviewed the Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “Report”) and that, to the best of her knowledge:

(1)
The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2022	By:	/s/ Susan Shea
Susan Shea Treasurer and Chief Operating Officer
(Chief Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.